Exhibit 99.1
Contact:

Jon W. Clark
Chief Financial Officer
(888) 686-0112
-Or-
Ashley M. Mancuso
Investor Relations
(888) 686-0112
Gramercy Property Trust Reports First Quarter 2018 Financial Results
NEW YORK, N.Y. – April 30, 2018 – Gramercy Property Trust (NYSE: GPT) today reported financial results for the first quarter of 2018.
Operating Results:

($ in millions, except per share data)	Three Months Ended
	March 31,
	2018	2017
Net income to common shareholders	$25.5	$7.6
Net income per common share	$0.16	$0.05
FFO available to common shareholders and unitholders	$83.3	$67.4
FFO per common share	$0.50	$0.47
Core FFO available to common shareholders and unitholders	$85.0	$72.5
Core FFO per common share	$0.51	$0.51
AFFO available to common shareholders and unitholders	$80.5	$68.1
AFFO per common share	$0.49	$0.48
First Quarter 2018 Highlights

•
Disposed of five assets and a warehouse at another asset for aggregate gross proceeds of $111.0 million. The disposition capitalization rate was 7.6% on next twelve months cash NOI. Subsequent to quarter end, closed $1.0 million of dispositions and had $18.1 million under contract or awarded to buyers as of April 30, 2018.

•
The E-Commerce JV closed on the acquisition of two properties, of which the Company's pro rata purchase price was approximately $90.7 million with an initial cap rate of 5.0%. Subsequent to quarter end, the E-Commerce JV closed on the acquisitions of two properties, of which the Company's pro rata purchase price was approximately $92.4 million with an initial cap rate of 5.6%.

•
Issued 1.0 million OP Units valued at $29.19 per unit in connection with the Company's contribution to the E-Commerce JV for its acquisition of its first two properties. Subsequent to quarter end, issued an additional 0.6 million OP Units at $29.19 per unit in connection with a contribution to the E-Commerce JV for the acquisition of the two properties.

•
Acquired one core industrial property for an aggregate purchase price of approximately $10.6 million with an initial cash capitalization rate of 6.7%. As of April 30, 2018, had $9.8 million of acquisitions under contract.

•	Ended the first quarter of 2018 with Net Debt / Adjusted EBITDA of 6.0x and liquidity of $599.4 million.

•	Subsequent to quarter end, declared a second quarter 2018 common share dividend of $0.375 per share.
Summary
NEW YORK, N.Y. – April 30, 2018– Gramercy Property Trust (NYSE: GPT) today reported net income to common shareholders of $25.5 million, or $0.16 per diluted common share, for the three months ended March 31, 2018. For the first quarter of 2018, the Company generated NAREIT defined funds from operations ("FFO") of $83.3 million, or $0.50 per diluted common share. The Company also reported diluted Core FFO of $85.0 million, or $0.51 per diluted common share, during the quarter. The Company generated diluted adjusted funds from operations ("AFFO") of $80.5 million, or $0.49 per diluted common share, during the quarter. The Company had 160,782,765 common shares issued and outstanding as of March 31, 2018 and had 165,773,644 diluted weighted average common shares and units outstanding for its non-GAAP financial measure calculations for the three months ended March 31, 2018. A reconciliation of FFO, Core FFO and AFFO to net income available to common shareholders is included in this press release.

For the first quarter of 2018, the Company recognized total revenues of approximately $149.5 million, an increase of 15.0% over total revenues of $130.0 million reported in the first quarter of the prior year.
As of March 31, 2018, the Company owned 362 properties containing an aggregate of approximately 80.9 million rentable square feet with 97.3% occupancy and an ABR weighted average remaining lease term of 7.1 years.
Same Store Sales
Domestic same store cash NOI growth was 0.4% for the quarter, based on a pool of 262 properties (which represent approximately 76.7% of cash NOI as of March 31, 2018). Same store cash NOI for the stabilized portfolio, which includes 242 of these 262 properties, had positive growth of 1.5% for the quarter to date period.
Domestic same store cash NOI for the industrial portfolio grew 0.7% during the first quarter of 2018.
Leasing Activity
During the first quarter of 2018, the Company executed three new leases and eight lease renewals aggregating approximately 2.5 million square feet with an average lease term of 5.0 years and a capex ratio of 6.6% for industrial and 25.3% for office properties. The straight-line leasing spread over prior straight-line annual base rent ("ABR") was 9.9%, and the cash leasing spread over prior cash ABR was (1.1)%. The retention rate on commenced leases during the first quarter was 72.5%, with leasing and tenant improvement costs of $3.34 per square foot.

Property Dispositions
During the first quarter of 2018, the Company disposed of five assets and a warehouse at another asset for aggregate gross proceeds of $111.0 million. The disposition capitalization rate for stabilized assets was 7.6% on next twelve months cash NOI.
During the first quarter of 2018, the Company recorded net gains on disposals of $16.3 million for the assets sold during the quarter.
Subsequent to quarter end, the Company disposed of parcel of land in St. Louis, MO for $1.0 million. Currently, the Company has approximately $18.1 million in additional dispositions awarded or under contract for sale.

First quarter 2018 property dispositions are summarized in the chart below:

($ in millions)
Disp. Date	MSA	Property Type	Rentable Square Feet	Sale Price	NTM Cash NOI at Disposition
1/22/2018	Phoenix	Industrial	217,422	$13.4	$0.6
2/6/2018	St. Louis	Industrial	502,500	16.7	0.9
2/7/2018	Springfield	Retail Bank Branch	14,835	1.8	0.1
2/12/2018	Miami	Office	239,616	43.2	4.2
3/26/2018	Austin	Industrial	125,612	10.0	(0.2)
3/26/2018	Greenville-Spartanburg	Industrial	451,370	25.9	(0.9)
Total			1,551,355	$111.0	$4.7
Property Acquisitions
In the first quarter of 2018, the Company acquired one core industrial property in Tampa, FL for a purchase price of $10.6 million at a 6.7% cash capitalization rate.

First quarter 2018 property acquisitions are summarized in the chart below:

($ in millions)
Acq. Date	MSA	Property Type	Rentable Square Feet	Purchase Price	Occupancy as of 3/31/2018	Acq. Cash NOI	S/L NOI
1/25/2018	Tampa	Industrial	162,056	$10.6	100.0%	$0.7	$0.7
Total			162,056	$10.6		$0.7	$0.7

Build-to-suit and development activity during the quarter is summarized in the charts below:

($ in millions)
MSA	Investment as of 3/31/18[1]	Total Budget	Acreage	Building SF at Completion	Estimated Completion Date	Estimated Year 1 NOI	WALT Upon Completion (Yrs)
Ongoing Projects
Charleston	$27.9	$29.1	25.8	240,800	Q2 2018	$1.8	20.0
Memphis	8.7	45.3	79.5	1,015,740	Q4 2018	2.8	10.0
Charlotte	4.6	TBD	76.0	TBD	Various	N/A	N/A
Total	$41.2	$74.4	181.3	1,256,540		$4.6	13.8

MSA	Investment as of 3/31/18[1]	Total Budget	Acreage	Building SF at Completion	Completion Date	NTM Cash NOI as of 3/31/18	WALT Upon Completion (Yrs)
Completed
Phoenix	$23.3	$23.3	8.6	126,722	Q1 2018	$1.2	12.0
Total	$23.3	$23.3	8.6	126,722		$1.2	12.0

1.	Investment includes costs accrued as of March 31, 2018.
As of March 31, 2018, the Phoenix, AZ development has been completed and placed into service.
Joint Ventures
E-Commerce
During the first quarter of 2018, the E-Commerce JV acquired two properties from its six asset seed portfolio for a pro rata purchase price of approximately $90.7 million and entered into a mortgage for $109.8 million in connection with the acquisitions. The tenant is a leading e-commerce company with locations throughout the world.

($ in millions)
Acq. Date	MSA	Property Type	Rentable Square Feet	Purchase Price (pro-rata share)	Occupancy as of 3/31/2018	Acq. Cash NOI (pro-rata share)	S/L NOI (pro- rata share)
1/31/2018	Los Angeles	Industrial	614,848	$42.0	100.0%	$1.8	$2.0
1/31/2018	Jacksonville	Industrial	1,016,041	$48.7	100.0%	$2.8	$3.1
Total			1,630,889	$90.7		$4.5	$5.1

Subsequent to quarter end, the E-Commerce JV acquired two additional properties from its six asset seed portfolio for a pro rata purchase price of approximately $92.4 million and entered into a mortgage for $110.2 million in connection with the acquisitions. The tenant is a leading e-commerce company with locations throughout the world.
Europe

During the first quarter of 2018, the Fund acquired two properties for a purchase price of $58.4 million (€47.4 million).
Strategic Office Partners

As of March 31, 2018, Strategic Office Partners owned 13 properties and the Company's investment in Strategic Office Partners was $28.8 million. Subsequent to quarter end, Strategic Office Partners acquired one property for a purchase price of $18.6 million.

Corporate
As of March 31, 2018, the Company maintained approximately $599.4 million of liquidity, as compared to approximately $523.1 million of liquidity reported at the end of the prior quarter. Liquidity includes $42.0 million of unrestricted cash as compared to approximately $30.2 million reported at the end of the prior quarter. During the quarter, the Company reduced the amount previously drawn on the senior unsecured revolving credit facility by $65.1 million.  As of March 31, 2018, there were $292.5 million of borrowings outstanding under the revolving credit facility.

During the first quarter of 2018, the Company issued 1.0 million OP Units valued at $29.1 million in connection with its contribution to the E-Commerce JV for the acquisition of two properties. Subsequent to quarter end, the Company issued 0.6 million OP Units valued at $16.7 million in connection with its contribution to the E-Commerce JV for the acquisition of two properties.
General and administrative ("G&A"), expenses were $9.7 million for the quarter ended March 31, 2018 compared to $9.4 million in the prior quarter. G&A expenses included non-cash share-based compensation costs of approximately $1.9 million and $0.9 million of transaction related costs for the quarter ended March 31, 2018, compared to non-cash share-based compensation costs of approximately $1.8 million and $1.3 million of transaction costs for the quarter ended March 31, 2017. Transaction costs in the first quarter of 2018 are primarily attributable to the E-Commerce JV acquisitions.
Dividends
On April 16, 2018, the Company paid a dividend of $0.375 per common share for the first quarter of 2018 to shareholders of record as of March 30, 2018.
The Company also paid a first quarter 2018 dividend on its 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share on April 2, 2018 to preferred shareholders of record as of March 19, 2018.
Subsequent to quarter end, the Company declared a second quarter 2018 common share dividend of $0.375 per share payable on July 16, 2018 to shareholders of record as of June 29, 2018.
Subsequent to quarter end, the Company also declared a second quarter 2018 dividend on the Company's 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share, payable on July 2, 2018 to preferred shareholders of record as of June 19, 2018.
Company Profile
Gramercy Property Trust is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing high quality, income producing commercial real estate leased to high quality tenants in major markets in the United States and Europe.
To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at 888-686-0112.
Conference Call
The Company's executive management team will host a conference call and audio webcast on Tuesday, May 1, 2018 at 11:00 AM EDT to discuss first quarter 2018 financial results. Presentation materials will be posted prior to the call on the Company's website, www.gptreit.com.
Interested parties may access the live call by dialing (844) 446-4569, or for international participants (213) 660-0984, using passcode 7777248. Additionally, the live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com in the Investor Relations section.
A replay of the call will be available at 1:00 PM EDT, May 1, 2018 through midnight, May 15, 2018 by dialing (800) 585-8367, or for international participants (404) 537-3406, using the access code 7777248.
Disclaimer
Non GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.

Gramercy Property Trust
Consolidated Balance Sheets
(Unaudited, dollar amounts in thousands, except per share data)

	March 31, 2018	December 31, 2017
Assets:
Real estate investments, at cost:
Land	$1,009,568	$1,023,908
Building and improvements	4,821,301	4,863,916
Less: accumulated depreciation	(368,815)	(333,151)
Total real estate investments, net	$5,462,054	$5,554,673
Cash and cash equivalents	41,964	30,231
Restricted cash	15,041	12,723
Investment in unconsolidated equity investments	99,113	70,214
Assets held for sale, net	402	402
Tenant and other receivables, net	92,525	88,750
Acquired lease assets, net of accumulated amortization of $241,939 and $220,473	563,213	598,559
Other assets	127,664	100,484
Total assets	$6,401,976	$6,456,036
Liabilities and Equity:
Liabilities:
Senior unsecured revolving credit facility	$292,543	$357,162
Mortgage notes payable, net	559,473	563,521
Senior unsecured notes, net	496,887	496,785
Senior unsecured term loans, net	1,448,241	1,448,152
Total long-term debt, net	2,797,144	2,865,620
Accounts payable and accrued expenses	60,151	59,619
Dividends payable	62,380	61,971
Below market lease liabilities, net of accumulated amortization of $31,201 and $28,978	159,544	166,491
Other liabilities	55,873	50,002
Total liabilities	$3,135,092	$3,203,703
Commitments and contingencies
Noncontrolling interest in the Operating Partnership	137,800	113,530
Equity:
Common shares, par value $0.01, 160,782,765 and 160,686,822 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1,608	1,607
Series A cumulative redeemable preferred shares, par value $0.01, liquidation preference $87,500, and 3,500,000 shares authorized, issued and outstanding at March 31, 2018 and December 31, 2017	84,394	84,394
Additional paid-in-capital	4,411,605	4,409,677
Accumulated other comprehensive income	35,667	12,776
Accumulated deficit	(1,404,416)	(1,369,872)
Total shareholders' equity	$3,128,858	$3,138,582
Noncontrolling interest in other entities	226	221
Total equity	$3,129,084	$3,138,803
Total liabilities and equity	$6,401,976	$6,456,036

Gramercy Property Trust
Consolidated Statements of Operations
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenues
Rental revenue	$122,245	$103,282
Operating expense reimbursements	23,310	20,368
Third-party management fees	2,790	4,592
Other income	1,135	1,752
Total revenues	$149,480	$129,994
Operating Expenses
Depreciation and amortization	71,516	62,217
Property operating expenses	27,088	23,186
General and administrative expenses	9,686	8,756
Property management expenses	2,542	3,084
Total operating expenses	110,832	97,243
Operating Income	$38,648	$32,751
Other Expenses:
Interest expense	(25,492)	(23,056)
Net impairment recognized in earnings	—	(4,890)
Equity in net loss of unconsolidated equity investments	(926)	(94)
Loss on extinguishment of debt	—	(208)
Impairment of real estate investments	—	(12,771)
Income (loss) from continuing operations before provision for taxes	$12,230	$(8,268)
Provision for taxes	(621)	196
Income (loss) from continuing operations	$11,609	$(8,072)
Loss from discontinued operations	—	(24)
Income (loss) before net gain on disposals	$11,609	$(8,096)
Net gain on disposals	16,255	17,377
Net income	$27,864	$9,281
Net income attributable to noncontrolling interest	(802)	(154)
Net income attributable to Gramercy Property Trust	27,062	9,127
Preferred share dividends	(1,559)	(1,559)
Net income available to common shareholders	$25,503	$7,568
Basic earnings per share:
Net income from continuing operations, after preferred dividends	$0.16	$0.05
Net income from discontinued operations	$—	$—
Net income available to common shareholders	$0.16	$0.05
Diluted earnings per share:
Net income from continuing operations, after preferred dividends	$0.16	$0.05
Net income from discontinued operations	$—	$—
Net income available to common shareholders	$0.16	$0.05
Basic weighted average common shares outstanding	160,408,136	140,907,399
Diluted weighted average common shares outstanding	160,416,900	141,875,619

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Net income attributable to common shareholders	$25,503	$7,568
Depreciation and amortization	71,516	62,217
FFO adjustments for unconsolidated equity investments	1,921	2,253
Net income attributable to noncontrolling interest	802	154
Net loss from discontinued operations	—	24
Impairment of real estate investments	—	12,771
Other adjustments[1]	(200)	(208)
Net gain on disposals	(16,255)	(17,377)
Funds from operations attributable to common shareholders and unitholders	$83,287	$67,402
Core FFO adjustments for unconsolidated equity investments	674	—
Other-than-temporary impairments on retained bonds	—	4,890
Transaction costs	1,044	—
Loss on extinguishment of debt	—	208
Mark-to-market on interest rate swaps	—	(46)
Core funds from operations attributable to common shareholders and unitholders	$85,005	$72,454
Non-cash share-based compensation expense	1,856	2,054
Amortization of deferred financing costs and non-cash interest	514	840
Other adjustments[2]	154	208
Amortization of free rent received at property acquisition	429	304
AFFO adjustments for unconsolidated equity investments	(43)	14
Straight-line rent	(7,025)	(7,260)
Amortization of market lease intangibles[3]	(392)	(547)
Adjusted funds from operations attributable to common shareholders and unitholders	$80,498	$68,067

Funds from operations per share – basic	$0.50	$0.48
Funds from operations per share – diluted	$0.50	$0.47
Core funds from operations per share – basic	$0.51	$0.51
Core funds from operations per share – diluted	$0.51	$0.51
Adjusted funds from operations per share – basic	$0.49	$0.48
Adjusted funds from operations per share – diluted	$0.49	$0.48
Basic weighted average common shares outstanding – EPS	160,408,136	140,907,399
Weighted average partnership units held by noncontrolling interest	5,040,730	620,586
Weighted average common shares and units outstanding	165,448,866	141,527,985
Diluted weighted average common shares and common share equivalents outstanding – EPS	160,416,900	141,875,619
Weighted average partnership units held by noncontrolling interest	5,040,730	620,586
Weighted average share-based payment awards	316,014	471,328
Diluted weighted average common shares and units outstanding	165,773,644	142,967,533

1.	Includes non-real estate depreciation and amortization.

2.
Includes non-real estate depreciation, amortization, and straight-line rent related to corporate office leases. Corporate office related straight-line rent has been reclassified into this line for the three months ended March 31, 2018.

3.	Includes amortization of lease inducement costs and market lease intangibles.

Disclaimers
Non-GAAP Financial Measures and Other Definitions
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.
Funds from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to noncontrolling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.
Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are Company defined measures. CORE FFO is presented excluding transaction costs, gain (loss) on extinguishment of debt, other-than-temporary impairments on retained bonds, mark-to-market on interest rate swaps, and one-time charges. AFFO of the Company also excludes non-cash share-based compensation expense, amortization of market lease intangibles, amortization of deferred financing costs and non-cash interest, amortization of free rent received at property acquisition, straight-line rent, and other adjustments including non-real estate depreciation and amortization and straight line rent related to corporate office leases. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company's operating performances as they provide a meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's operating results.
FFO, Core FFO and AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income (determined in accordance with GAAP), as indications of our financial performance, or to cash flow from operating activities as measures of our liquidity, nor are they entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculations of FFO, Core FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.
Net Debt / Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Net Debt / Adjusted EBITDA"): The Company calculates Net Debt / Adjusted EBITDA as total debt outstanding less cash and cash equivalents divided by Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“Adjusted EBITDA”). Adjusted EBITDA is calculated as the net income or loss attributable to Gramercy Property Trust determined in accordance with GAAP (before preferred share dividends) for such period plus (i) income (loss) attributed to noncontrolling interest, (ii) interest expense, (iii) provision for federal, state, local and foreign income taxes payable, (iv) depreciation and amortization, (v) non-cash share-based compensation, (vi) gains and losses attributable to the early extinguishment of indebtedness, (vii) other-than-temporary impairments on retained CDO bonds, (viii) amortization of lease inducement costs, (ix) transaction costs, (x) impairment of real estate investments, (xi) loss (income) from discontinued operations, and (xii) amortization of free rent received at property acquisitions, less net gains on disposals. Adjusted EBITDA is then adjusted as if all acquisitions and dispositions occurred on the first day of the quarter and to include the Company’s ownership share of the net income or loss of all unconsolidated equity investments, determined and adjusted in the same manner as provided above in this definition.
Forward-looking Information
This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. Any forward-looking information in this release, including guidance for 2018, speaks only as of the date on which it was made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.